SUB-ITEM 77Q3

AIM JAPAN FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811 - 05426
SERIES NO.: 22

74U.    1    Number of shares outstanding (000's Omitted)
             Class A                                            524
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                                            132
             Class C                                            183
             Class Y                                             38
             Institutional Class                                 75

74V.    1    Net asset value per share (to nearest cent)
             Class A                                        $  4.85
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                                        $  4.76
             Class C                                        $  4.76
             Class Y                                        $  4.86
             Institutional Class                            $  4.89